EXHIBIT 99.1



                 Rayovac Announces Filing of Shelf Registration

ATLANTA, April 27, 2005, (ROV:NYSE) - Rayovac Corporation announced today that it has filed a Form S-3 shelf registration statement with the Securities and Exchange Commission (SEC). When declared effective by the SEC, the registration statement will permit Rayovac to issue, from time to time, up to an aggregate of $1,181,750,000 of Rayovac common stock, preferred stock, debt securities, warrants, stock purchase contracts and stock purchase units.

At the time any of the securities covered by the registration statement are offered for sale, a prospectus will be prepared and filed containing specific information about the terms of any such offering. When available, the written prospectus may be obtained by contacting the underwriters named in the prospectus or by contacting Rayovac.

The registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Rayovac Corporation
-------------------------
Rayovac recently announced its intention to change its corporate name to Spectrum Brands, Inc. effective May 2, 2005, a change that was approved by shareholders at the company's annual meeting earlier today. The stock will trade on the New York Stock Exchange under the symbol SPC beginning on May 2. Rayovac believes the new name better reflects its growth strategy of expanding its portfolio of world-class consumer product brands in a broad array of growth categories.

Rayovac is a global consumer products company and a leading supplier of batteries, lawn and garden care products, specialty pet supplies, shaving and grooming products, household insecticides, personal care products and portable lighting. Rayovac's products are sold by the world's top 20 retailers and are available in over one million stores in 120 countries around the world. Headquartered in Atlanta, Georgia, Rayovac generates approximately $2.5 billion in annual revenues and has approximately 9,300 employees worldwide. The company's stock currently trades on the New York Stock Exchange under the symbol ROV.

Forward Looking Statements
--------------------------
Certain matters discussed in this news release, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks, uncertainties and other factors that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially from these statements as a result of (1) our ability to achieve anticipated synergies and efficiencies as a result of this transaction, (2) changes in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (3) changes in consumer demand for the various types of products Rayovac and United offer, (4) changes in the general economic conditions where Rayovac and United do business, such as stock market prices, interest rates, currency exchange rates, inflation and raw material costs, (5) our ability to successfully implement manufacturing, distribution and other cost efficiencies and (6) various other factors, including those discussed herein and those set forth in Rayovac's and United's securities filings, including their most recently filed Forms 10Q and Annual Reports on Form 10-K.

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Investor Contact:
-----------------
Nancy O'Donnell
VP Investor Relations
770-829-6208